UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2008

Callisto Pharmaceuticals, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-32325	13-3894575
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 1609

New York, New York          10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in this report gives effect to a corporate name change and  75.69060773 for one stock split which is contained in an amendment to the articles of incorporation of Pawfect Foods, Inc. which is to be filed with the Florida Secretary of State on July 21, 2008 and becomes effective on July 29, 2008.

Item 1.01.                                             Entry into a Material Definitive Agreement.

On July 14, 2008, Pawfect Foods, Inc. acquired 100% ownership of Synergy Pharmaceuticals, Inc., a Delaware corporation (“Synergy-DE”) from Callisto Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and other holders of Synergy-DE shares in exchange for what will be 45,464,760 shares of Pawfect’s common stock (or approximately 70% of Pawfect’s outstanding common stock) after giving effect to:

•                  A 75.69060773 for one forward stock split

•                  The cancellation of 1,981,503.650 of 2,000,000 restricted shares owned by Pawfect’s principal stockholder

•                  A $3.0 million private placement of 5,000,000 shares of Pawfect’s common stock to private investors.

The transactions were completed under the terms of an Exchange Agreement dated as of July 11, 2008 (the “Exchange Agreement”), as amended and effective on July 14, 2008 among the Company, Synergy-DE, a wholly-owned subsidiary of the Company, and certain persons who were granted restricted stock awards in Synergy-DE common stock by the compensation committee of the board of directors of the Company.  The Company received 44,590,000 of the 45,464,760 shares of Pawfect common stock exchanged of ownership of Synergy-DE and is now the holder of approximately 68% of Pawfect’s outstanding common stock.

A copy of the Exchange Agreement and amendment are attached to this report as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Simultaneously with completing the transactions contemplated by the Exchange Agreement, Pawfect completed a private placement of 5,000,000 shares of its common stock for aggregate gross proceeds of $3 million.  On July 14, 2008,  Gary S. Jacob, the current CEO and a director of the Company became President and Acting Chief Executive Officer and a director of Pawfect, Gabriele M. Cerrone, the current Chairman of Callisto became Chairman of Pawfect and Bernard Denoyer, the current Senior Vice President, Finance of Callisto became Senior Vice President, Finance of Pawfect.

Item 2.01               Completion of Acquisition or Disposition of Assets.

The information required to be disclosed in this Item 2.01 is incorporated herein by reference from Item 1.01.

Item 9.01.              Financial Statements and Exhibits

(d)         Exhibits.

10.1                           Exchange Agreement dated July 14, 2008 among Callisto Pharmaceuticals, Inc., Synergy Pharmaceuticals Inc., the individuals named on the signature page thereto and Pawfect Foods, Inc..

10.2                           Amendment to Exchange Agreement  dated July 14, 2008 among Callisto Pharmaceuticals, Inc. Synergy Pharmaceuticals Inc., the individual parties named on the signature page thereto and Pawfect Foods, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    July 18, 2008

CALLISTO PHARMACEUTICALS, INC.

By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
Chief Executive Officer